Exhibit 1.2

EXECUTION VERSION

PRICING AGREEMENT

February 28, 2017

To the several Underwriters

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 28, 2017 (the “Underwriting Agreement”), between the Company and the Underwriters named in Schedule I hereto (the “Underwriters”) to issue and sell to each of the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to Barclays Bank PLC, BNP Paribas, Goldman, Sachs & Co. and J.P. Morgan Securities plc. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

[Signatures follow]

Very truly yours,

PFIZER INC.

By:	/s/ Brian Byala
Name:	Brian Byala
Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

BARCLAYS BANK PLC

By:	/s/ Annie Carpenter
Name:	Annie Carpenter
Title:	Authorised Attorney

BNP PARIBAS

By:	/s/ Benedict Foster
Name:	Benedict Foster
Title:	Authorised Signatory

By:	/s/ Hugh Pryse-Davies
Name:	Hugh Pryse-Davies
Title:	Duly Authorised Signatory

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

J.P. MORGAN SECURITIES PLC

By:	/s/ Nick Darrant
Name:	Nick Darrant
Title:	Executive Director

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Nick Villiers
Name:	Nick Villiers
Title:	Director

By:	/s/ Richard Johnson
Name:	Richard Johnson
Title:	Director

HSBC BANK PLC

By:	/s/ Karl Allen
Name:	Karl Allen
Title:	Director

MERRILL LYNCH INTERNATIONAL

By:	/s/ Mark Kitchen
Name:	Mark Kitchen
Title:	Managing Director

BANCO SANTANDER, S.A.

By:	/s/ Roland Broecheler
Name:	Roland Broecheler
Title:	Executive Director

By:	/s/ Moritz Mueller
Name:	Moritz Mueller
Title:	Vice President

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Delphine Mourot
Name:	Delphine Mourot
Title:	Executive Director

DREXEL HAMILTON, LLC

By:	/s/ Craig Simmons
Name:	Craig Simmons
Title:	Director, Capital Markets

LEBENTHAL & CO., LLC

By:	/s/ Steve Willis
Name:	Steve Willis
Title:	Senior Managing Director

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Lawrence F. Goldman
Name:	Lawrence F. Goldman, CFA
Title:	Managing Director

SCHEDULE I

Underwriters	Principal Amount of 2019 Notes to be Purchased	Principal Amount of 2020 Notes to be Purchased	Principal Amount of 2022 Notes to be Purchased	Principal Amount of 2027 Notes to be Purchased
Barclays Bank PLC	€187,500,000.00	€150,000,000.00	€150,000,000.00	€112,500,000.00
BNP Paribas	187,500,000.00	150,000,000.00	150,000,000.00	112,500,000.00
Goldman, Sachs & Co.	187,500,000.00	150,000,000.00	150,000,000.00	112,500,000.00
J.P. Morgan Securities plc	187,500,000.00	150,000,000.00	150,000,000.00	112,500,000.00
Credit Suisse Securities (Europe) Limited	112,500,000.00	90,000,000.00	90,000,000.00	67,500,000.00
HSBC Bank plc	112,500,000.00	90,000,000.00	90,000,000.00	67,500,000.00
Merrill Lynch International	112,500,000.00	90,000,000.00	90,000,000.00	67,500,000.00
Banco Santander, S.A.	62,500,000.00	50,000,000.00	50,000,000.00	37,500,000.00
Morgan Stanley & Co. International plc	62,500,000.00	50,000,000.00	50,000,000.00	37,500,000.00
Drexel Hamilton, LLC	12,500,000.00	10,000,000.00	10,000,000.00	7,500,000.00
Lebenthal & Co., LLC	12,500,000.00	10,000,000.00	10,000,000.00	7,500,000.00
Samuel A. Ramirez & Company, Inc.	12,500,000.00	10,000,000.00	10,000,000.00	7,500,000.00
Total	€1,250,000,000.00	€1,000,000,000.00	€1,000,000,000.00	€750,000,000.00

SCHEDULE II

Title of Designated Securities:

Floating Rate Notes due 2019 (the “2019 Notes”)

0.000% Notes due 2020 (the “2020 Notes”)

0.250% Notes due 2022 (the “2022 Notes”)

1.000% Notes due 2027 (the “2027 Notes” and, collectively with the 2019 Notes, the 2020 Notes and the 2022 Notes, the “Notes”)

Commission File Number of Initial Registration Statement:

333-202430

Aggregate Principal Amount:

€1,250,000,000 for the 2019 Notes

€1,000,000,000 for the 2020 Notes

€1,000,000,000 for the 2022 Notes

€750,000,000 for the 2027 Notes

Price to Public:

For the 2019 Notes, 100.35% of the principal amount, plus accrued interest, from March 6, 2017

For the 2020 Notes, 99.946% of the principal amount, plus accrued interest, from March 6, 2017

For the 2022 Notes, 99.856% of the principal amount, plus accrued interest, from March 6, 2017

For the 2027 Notes, 98.889% of the principal amount, plus accrued interest, from March 6, 2017

Purchase Price by Underwriters:

For the 2019 Notes, 100.225% of the principal amount, plus accrued interest, from March 6, 2017

For the 2020 Notes, 99.696% of the principal amount, plus accrued interest, from March 6, 2017

For the 2022 Notes, 99.506% of the principal amount, plus accrued interest, from March 6, 2017

For the 2027 Notes, 98.439% of the principal amount, plus accrued interest, from March 6, 2017

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated January 30, 2001, between the Company and The Bank of New York Mellon as supplemented by the ninth supplemental indenture dated March 6, 2017 among the Company, The Bank of New York Mellon and The Bank of New York Mellon, London Branch.

Maturity:

March 6, 2019 for the 2019 Notes

March 6, 2020 for the 2020 Notes

March 6, 2022 for the 2022 Notes

March 6, 2027 for the 2027 Notes

Interest Rate:

Three month EURIBOR plus 0.200%, reset quarterly for the 2019 Notes

0.000% per annum for the 2020 Notes

0.250% per annum for the 2022 Notes

1.000% per annum for the 2027 Notes

Interest Payment Dates:

March 6, June 6, September 6 and December 6 of each year beginning on June 6, 2017 for the 2019 Notes

March 6 of each year, beginning March 6, 2018 for the 2020 Notes

March 6 of each year, beginning March 6, 2018 for the 2022 Notes

March 6 of each year, beginning March 6, 2018 for the 2027 Notes

Record Dates:

Fifteen calendar days prior to the corresponding Interest Payment Date

Redemption Provisions:

The Notes may be redeemed at the price(s) and the terms described in the Prospectus relating to the Notes.

Sinking Fund Provisions:

None.

Defeasance Provisions:

As described in the Basic Prospectus dated March 2, 2015.

Applicable Time:

3:22 P.M. New York City time (8:22 P.M. London time) on February 28, 2017

Issuer Free Writing Prospectuses:

Pricing Term Sheet dated February 28, 2017, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None.

Time of Delivery:

5:00 A.M. New York City time (10:00 A.M. London time) on March 6, 2017

Closing Location:

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus:

“Underwriting—Notice to Prospective Investors in the European Economic Area”,

“Underwriting—Notice to Prospective Investors in the United Kingdom”,

“Underwriting—Notice to Prospective Investors in France”,

“Underwriting—Notice to Prospective Investors in Hong Kong”,

“Underwriting—Notice to Prospective Investors in Japan”,

“Underwriting—Notice to Prospective Investors in Singapore” and

“Underwriting—Notice to Prospective Investors in Canada”.

Contact Information for Representatives for purposes of Section 12 of the Underwriting Agreement:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London, E14 4BB

United Kingdom

Tel: +44 20 7773 9098

Fax: +44 20 7516 7548

Attn: Debt Syndicate

BNP Paribas

10 Harewood Avenue

London, NW 1 6AA

United Kingdom

Attention: Fixed Income Syndicate

Tel: +44 20 7595 8222

Fax: +44 20 7595 2555

Toll Free: 1-800-854-5674

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Attention: Registration Department

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Fax: +44 20 3493 0682

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 8(a), 8(b) and 16(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth and ninth paragraphs under the caption “Underwriting” in the prospectus.

The information in the third sentence of the tenth paragraph, the fourth sentence of the twelfth paragraph and the fifth sentence of the fifteenth paragraph under the caption “Underwriting” in the prospectus.

No other information in the Prospectus has been furnished by the Underwriters for use therein.